UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) ofthe
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):May 5, 2005

IBSG INTERNATIONAL, INC.
(Exact name of registrant as specified in this charter)

Florida	000-029587	65-0705328
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1132 Celebration Blvd., Celebration, FL 34747
(Address of Principal Executive Offices) (Zip Code)

Registrant's Telephone Number, including area code: (321) 939-6321

NOT APPLICABLE
(Former Name or Former Address, if Changes Since Last Report)

Item 8.01 Other Events.

On May 5, 2005, IBSG International, Inc. (the “Company”), announced that its subsidiary Secure Blue, Inc., will be launching online demonstrations of the latest version of its revolutionary Sarbanes-Oxley solution, SOX Pro, to potential resellers, brokers, small caps and medium caps commencing May 9, 2005.

Item 9.01.  Financial Statements, Pro Forma Financial Information and Exhibits.

      (c) Exhibits

99.1	Press release dated May 5, 2005 reporting that that its subsidiary, Secure Blue, Inc., will be launching online demonstrations of the latest version of its revolutionary Sarbanes-Oxley solution, SOX Pro, to potential resellers, brokers, small caps and medium caps this month.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 9, 2005	IBSG INTERNATIONAL, INC. BY: /S/ Michael Rivers —————————————— Michael Rivers President